UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

TIER REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas

75248

(Address of principal executive offices)

(Zip Code)

(972) 931-4300

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD.

On May 15, 2014, TIER REIT, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), first used the presentation attached hereto as Exhibit 99.1 in connection with a conference call with stockholders and financial advisors to review first quarter 2014 results.  The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The presentation materials include information about Modified Funds from Operations (“MFFO”) and Same Store Cash Net Operating Income.  In order to derive MFFO, we begin with Funds from Operations (“FFO”), which is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in the April 2002 “White Paper on Funds From Operations” as net income (loss), computed in accordance with accounting principles generally accepted in the United State of America (“GAAP”), excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership), plus depreciation and amortization on real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests.

Since FFO was promulgated, several new accounting pronouncements have been issued, such that management, industry investors and analysts have considered the presentation of FFO alone to be insufficient to evaluate operating performance. Accordingly, we use MFFO, as defined by the Investment Program Association (“IPA”), which excludes from FFO the following items:

(1)         acquisition fees and expenses;

(2)         straight line rent amounts, both income and expense;

(3)         amortization of above- or below-market intangible lease assets and liabilities;

(4)         amortization of discounts and premiums on debt investments;

(5)         impairment charges on real estate related assets to the extent not already excluded from net income in the calculation of FFO, such as impairments of non-depreciable properties, loans receivable, and equity and debt investments;

(6)         gains or losses from the early extinguishment of debt;

(7)         gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our operations;

(8)         gains or losses related to fair value adjustments for interest rate swaps and other derivatives not qualifying for hedge accounting, foreign exchange holdings and other securities;

(9)         gains or losses related to consolidation from, or deconsolidation to, equity accounting;

(10)  gains or losses related to contingent purchase price adjustments; and

(11)  adjustments related to the above items for unconsolidated entities in the application of equity accounting.

The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO and impairment charges for other real estate related assets are excluded in the calculation of MFFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.  As a result, we believe that the use of MFFO, together with the required GAAP presentation, provides a more complete understanding of our performance because it excludes the adjustments in FFO and MFFO outlined above.  Factors that impact MFFO include fixed costs, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing and operating expenses.  When compared period over period, MFFO reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs that are not immediately apparent from net income.  We believe fluctuations in MFFO are indicative of changes and potential changes in operating activities.

Accordingly, we believe that MFFO can be a useful metric to assist management, stockholders and analysts in assessing the sustainability of operating performance.  MFFO is also more comparable in evaluating our performance over time.  We also believe that MFFO is a recognized measure of sustainable operating performance by the real estate industry and is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that do not have a similar level of involvement in acquisition activities or are not similarly affected by impairments and other non-operating charges.  By providing MFFO, we believe we are presenting useful information that assists stockholders in better aligning their analysis with management’s analysis of long-term, core operating activities.

MFFO should neither be considered as an alternative to net income (loss), nor as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of MFFO as an historical operating performance measure since an impairment charge indicates that operating performance has been permanently affected.  MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.  MFFO is a non-GAAP measurement and should be reviewed in connection with other GAAP measurements.  Our MFFO attributable to common stockholders as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition or MFFO in accordance with the current IPA definition or that interpret the definitions differently.

The following section presents our calculations of FFO attributable to common stockholders and MFFO attributable to common stockholders for the three months ended March 31, 2014 and 2013 (in thousands, except per share amounts):

	Three Months Ended
	March 31,	March 31,
	2014	2013

Net income (loss)	$(29,657)	$3,978
Net (income) loss attributable to noncontrolling interests	43	(12)

Adjustments (1):
Real estate depreciation and amortization from consolidated properties	34,622	43,857
Real estate depreciation and amortization from unconsolidated properties	1,301	1,493
Real estate depreciation and amortization from noncontrolling interests	—	(168)
Impairment of depreciable real estate assets	8,225	—
Gain on sale or transfer of depreciable real estate	—	(19,832)
Noncontrolling interest (OP units) share of above adjustments	(64)	(37)
FFO attributable to common stockholders	$14,470	$29,279

Adjustments (1) (2):
Acquisition expenses	—	95
Straight-line rent adjustment	(1,765)	(3,197)
Amortization of above- and below-market rents, net	(1,250)	(2,408)
Net gain on troubled debt restructuring and early extinguishment of debt	—	(7,660)
Noncontrolling interest (OP units) share of above adjustments	4	19
MFFO attributable to common stockholders	$11,459	$16,128

Weighted average common shares outstanding - basic	299,229	299,192
Weighted average common shares outstanding - diluted (3)	299,940	299,425

Net income (loss) per common share - basic and diluted (3)	$(0.10)	$0.01
FFO per common share - basic and diluted	$0.05	$0.10
MFFO per common share - basic and diluted	$0.04	$0.05

(1)         Reflects the adjustments of continuing operations, as well as discontinued operations.

(2)         Includes adjustments for unconsolidated properties and noncontrolling interests.

(3)         There are no dilutive securities for purposes of calculating the net income (loss) per common share.

Same Store Cash Net Operating Income (“Same Store Cash NOI”) is a non-GAAP financial measure equal to rental revenue, less lease termination fee income and non-cash revenue items, including straight-line rent adjustments and the amortization of above- and below-market rent, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties. The same store properties include our consolidated operating properties owned and operated for the entirety of the current and comparable periods.  We view Same Store Cash NOI both quarter-over-quarter and year-over-year as an important measure of the operating performance of our properties because it allows us to compare operating results of consolidated properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods under review.

Same Store Cash NOI presented by us may not be comparable to Same Store Cash NOI reported by other REITs that do not define Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store Cash NOI should be examined in conjunction with net income

(loss) as presented in our consolidated financial statements and notes thereto. Same Store Cash NOI should not be considered as an alternative to net income (loss) as an indication of our performance or as an alternative to cash flows as a measure of liquidity or our ability to make distributions.

The following table presents our calculations of Same Store Cash NOI with a reconciliation to net income (loss) for the three months ended March 31, 2014 and 2013, and the three months ended March 31, 2014 and December 31, 2013 (in thousands). The same store properties for these comparisons consist of 36 properties and 13.5 million square feet.

	Three Months Ended		Three Months Ended
	March 31,	March 31,	March 31,	December 31,
	2014	2013	2014	2013

Same Store Revenue:
Rental revenue	$83,767	$86,051	$83,767	$84,766
Less:
Straight-line rent revenue adjustment	(1,562)	(2,217)	(1,562)	(603)
Amortization of above- and below-market rents, net	(1,154)	(1,346)	(1,154)	(1,341)
Lease termination fees	(195)	(109)	(195)	(138)
	80,856	82,379	80,856	82,684

Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	29,090	25,892	29,090	26,680
Real estate taxes	12,726	12,262	12,726	13,524
Property management fees	2,541	2,548	2,541	2,631
Property Expenses	44,357	40,702	44,357	42,835

Same Store Cash NOI	$36,499	$41,677	$36,499	$39,849

Reconciliation of net income (loss) to Same Store Cash NOI:
Net income (loss)	$(29,657)	$3,978	$(29,657)	$25,025
Adjustments to reconcile net income (loss) to Same Store Cash NOI:
Interest expense	21,081	27,422	21,081	25,468
Asset impairment losses	8,225	—	8,225	—
Tenant improvement demolition costs	746	391	746	448
General and administrative	4,695	4,636	4,695	4,360
Depreciation and amortization	34,622	35,402	34,622	36,308
Interest and other income	(246)	(536)	(246)	(470)
Loss on troubled debt restructuring and extinguishment of debt	—	—	—	1,605
Provision (benefit) for income taxes	68	(39)	68	104
Equity in earnings (losses) of investments	(88)	798	(88)	(24,479)
Income from discontinued operations	(36)	(10,500)	(36)	(26,435)
Gain on sale or transfer of assets	—	(16,102)	—	—
Net operating income of non same store properties	—	(101)	—	(3)
Straight-line rent revenue adjustment	(1,562)	(2,217)	(1,562)	(603)
Amortization of above- and below-market rents, net	(1,154)	(1,346)	(1,154)	(1,341)
Lease termination fees	(195)	(109)	(195)	(138)
Same Store Cash NOI	$36,499	$41,677	$36,499	$39,849

Item 9.01.             Financial Statements and Exhibits.

(d)                               Exhibits.

99.1	TIER REIT, Inc. — First Quarter 2014 Conference Call Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIER REIT, INC.

Dated: May 15, 2014	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President — Legal, General Counsel & Secretary

Exhibit Index

Exhibit Number	Description
99.1	TIER REIT, Inc. — First Quarter 2014 Conference Call Presentation